EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of DPW Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 21, 2018

By: /s/ Milton C. Ault, III
Name: Milton C. Ault III
Title: Chief Executive Officer and
(Principal Executive Officer)

Date: May 21, 2018

By: /s/ William B. Horne
Name: William B. Horne
Title: Chief Financial Officer and
(Principal Financial Officer)